Exhibit 99.1

News Release Contact: Investor Relations (281) 776-7575 ir@tailoredbrands.com Julie MacMedan, VP, Investor Relations Tailored Brands, Inc.

For Immediate Release

TAILORED BRANDS ANNOUNCES PARTIAL REDEMPTION OF

$175 MILLION OF SENIOR NOTES

FREMONT, CA – June 21, 2018 – Tailored Brands, Inc. (NYSE: TLRD) today announced that it has issued a notice of partial redemption (“Partial Redemption”) for $175,000,000 in aggregate principal amount of its outstanding 7.00% Senior Notes due 2022 (the “Notes”).  The Notes will be redeemed on July 23, 2018, at a redemption price equal to $1,035 per $1,000 principal amount of such Notes, plus accrued and unpaid interest on the redeemed Notes to, but excluding, the redemption date. As of June 21, 2018, $403,670,000 in aggregate principal amount of the Notes were outstanding.

On and after the redemption date, the redeemed Notes will no longer be outstanding and interest will cease to accrue on the redeemed Notes.  The Partial Redemption is expected to be financed by approximately $50 million of cash on hand, with the remainder from borrowings under the Company’s existing revolving credit facility.

The notice of Partial Redemption containing information required by the indenture governing the Notes, including the redemption price, was sent today to registered holders of the Notes. In accordance with the instructions specified in the notice of partial redemption, the redeemed Notes are to be surrendered to The Bank of New York Mellon Trust Company, N.A., in exchange for payment of the redemption price plus accrued and unpaid interest, as described above.

This press release does not constitute an offer to purchase or redeem, or a solicitation of an offer to sell, the Notes.

About Tailored Brands, Inc.

As the leading specialty retailer of men’s tailored clothing and largest men’s formalwear provider in the U.S. and Canada, Tailored Brands helps men love the way they look for work and special occasions.  We serve our customers through an expansive omni-channel network that includes over 1,400 locations in the U.S. and Canada as well as our branded e-commerce websites.  Our brands include Men’s Wearhouse, Jos. A. Bank, Joseph Abboud, Moores Clothing for Men and K&G.  We also operate an international corporate apparel and workwear group consisting of Dimensions, Alexandra and Yaffy in the United Kingdom and Twin Hill in the United States.

For additional information on Tailored Brands, please visit the Company’s websites at www.tailoredbrands.com, www.menswearhouse.com, www.josbank.com,  www.josephabboud.com, www.mooresclothing.com, www.kgstores.com, www.dimensions.co.uk, www.alexandra.co.uk. and www.twinhill.com.

This press release contains forward-looking information, including the Company’s statements regarding how the Partial Redemption will be financed. In addition, words such as “expects,” “anticipates,” “envisions,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance,” “may,” “projections,” and “business outlook,” variations of such words and similar expressions are intended to identify such forward-looking statements.  The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any forward-looking statements that we make herein are not guarantees of future performance and actual results may differ materially from those in such forward-looking statements as a result of various factors.  Factors that might cause or contribute to such differences include, but are not limited to:  actions or inactions by governmental entities; domestic and international macro-economic conditions; inflation or deflation; the loss of, or changes in, key personnel; success, or lack thereof, in formulating or executing our internal strategies and operating plans including new store and new market expansion plans; cost reduction initiatives and revenue enhancement strategies; changes in demand for clothing or rental product; market trends in the retail business; customer confidence and spending patterns; changes in traffic trends in our stores; customer acceptance of our merchandise strategies, including custom clothing; performance issues with key suppliers; disruptions in our supply chain; severe weather; foreign currency fluctuations; government export and import policies; advertising or marketing activities of competitors; the impact of cybersecurity threats or data breaches and legal proceedings.

Forward-looking statements are intended to convey the Company’s expectations about the future, and speak only as of the date they are made.  We undertake no obligation to publicly update or revise any forward-looking statements that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable law.  However, any further disclosures made on related subjects in our subsequent reports on Forms 10-K, 10-Q and 8-K should be consulted. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all written or oral forward-looking statements that are made by or attributable to us are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.